UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Greens Farms Road, 1st Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 24, 2022, BioSig Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. (the “Underwriter”), which was amended and restated on June 28, 2022 (the “Amended and Restated Underwriting Agreement”), relating to a best efforts public offering of 4,341,667 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). All of the Shares are being sold by the Company. The public offering price of the Shares is $0.75 per share. After the underwriting discounts, which includes a reduced discount with respect to certain Company-introduced investors, but before offering expenses payable by it, the Company expects to receive net proceeds from the offering of $3,030,880.23.

Pursuant to the Amended and Restated Underwriting Agreement, the Company has agreed to issue to the Underwriter or its designees warrants to purchase up to an aggregate 217,083 shares of Common Stock, or 5% of the number of Shares sold in the offering (the “Underwriter Warrants” and together with the Common Stock issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $0.90 per share (120% of the public offering price per Share) and are exercisable on a “cashless” basis. The Company also agreed to reimburse the Underwriter for certain of their out-of-pocket expenses incurred in connection with the offering, including, among other things, the reasonable fees and expenses of counsel, which fees and expenses may not exceed $125,000.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-251859) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on January 12, 2021. A preliminary prospectus supplement and final prospectus supplement and the accompanying prospectus relating to the offering have been filed with the Commission.

The Amended and Restated Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Amended and Restated Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Underwriting Agreement, the Amended and Restated Underwriting Agreement and the form of Underwriter Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement, the Amended and Restated Underwriting Agreement and the form of Underwriter Warrant, which are attached hereto as Exhibit 1.1, 1.2 and 4.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Underwriter Securities is incorporated herein by reference.

Item 8.01 Other Events.

On June 23, 2022, the Company issued a press release announcing the proposed public offering of the Shares. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On June 24, 2022, the Company issued a press release announcing the pricing of the public offering of the Shares. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 24, 2022, by and between BioSig Technologies, Inc. and Laidlaw & Company (UK) Ltd.
1.2	Amended and Restated Underwriting Agreement, dated June 28, 2022, by and between BioSig Technologies, Inc. and Laidlaw & Company (UK) Ltd.
4.1	Form of Underwriter Warrant
5.1	Legal Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Press Release, dated June 23, 2022
99.2	Press Release, dated June 24, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: June 29, 2022	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner Title: Executive Chairman